UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2025

Offerpad Solutions Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39641	85-2800538
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

433 S. Farmer Avenue Suite 500 Tempe, Arizona	85281
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (844) 388-4539

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	OPAD	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On May 6, 2025, Offerpad (SVPBORROWER1), LLC, as borrower (“SPV1”), a wholly owned subsidiary of Offerpad Solutions Inc. (the “Company”), and LL Private Lending Fund, L.P., as a lender under the Revolving Senior Loan, LL Private Lending Fund II, L.P., as a lender under the Revolving Mezz Loan, and LL Funds, LLC, as collateral agent, (collectively, the “LL Funds”), entered into the Ninth Amended and Restated Loan and Security Agreement, dated as of May 6, 2025 (the “Ninth Amended and Restated Agreement”), which amends and restates that certain Eighth Amended and Restated Loan and Security Agreement, dated as of November 6, 2023, by and among SPV1 and the LL Funds. The LL Funds are affiliates of LL Capital Partners I, L.P., which holds more than 5% of the Company’s Class A common stock, and Roberto Sella, who is a member of the board of directors of the Company and also holds more than 5% of the Company’s Class A common stock, is the managing member or general partner, as applicable, of each of the LL Funds and LL Capital Partners I, L.P. Capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in the Ninth Amended and Restated Agreement.

The Ninth Amended and Restated Agreement, among other things, (i) revises the maturity of the Revolving Senior Loan and Revolving Mezz Loan (collectively, the “Loans”) to August 31, 2025, (ii) revises the Runoff Date February 28, 2026, (iii) revises the Availability Period such that it shall have ended on March 31, 2025, (iv) reduces certain negative covenants and amends restrictions applicable to the Loans and (v) reduces the committed amounts available under the (x) Revolving Senior Loan, such that $50.0 million remains available, of which $25.54 million is committed and (y) Revolving Mezz Loan, such that $22 million remains available, of which $6.81 million is committed.

Also on May 6, 2025, OP SPE Borrower Parent, LLC (“SPE”), as borrower, OP SPE PHX1, LLC (“PHX1”), as borrower, and OP SPE TPA1, LLC (“TPA1”), as borrower, each an indirect wholly owned subsidiary of the Company, entered into the Fourth Amended and Restated Mezzanine Loan and Security Agreement, dated as of May 6, 2025 (the “Fourth Amended and Restated Mezzanine Agreement”), which amends that certain Third Amended and Restated Mezzanine Loan and Security Agreement, dated as of November 6, 2023, by and among SPE, PHX1, TPA1 and LL Private Lending Fund II, L.P., as lender, as amended.

The Fourth Amended and Restated Mezzanine Agreement, among other things, (i) decreases the advance rate applicable to advances under the Fourth Amended and Restated Mezzanine Agreement (the “Mezzanine Loans”), (ii) amends certain covenants and restrictions applicable to the Mezzanine Loans to align with those applicable to the Company’s other debt agreements, and (iii) decreases borrowing capacity under the Fourth Amended and Restated Mezzanine Agreement from $70 million to $35 million (of which $13.125 million is committed), in part to align with the Company’s other debt agreements.

The foregoing does not purport to be a complete description of the terms of the Ninth Amended and Restated Agreement or the Fourth Amended and Restated Mezzanine Agreement and such description is qualified in its entirety by reference to the Ninth Amended and Restated Agreement and the Fourth Amended and Restated Mezzanine Agreement, copies of which are filed as Exhibits 10.1 and 10.2 hereto and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit	Description

10.1*	Ninth Amended and Restated Loan and Security Agreement, dated as of May 6, 2025, by and among Offerpad (SVPBORROWER1), LLC, LL Private Lending Fund, L.P., LL Private Lending Fund II, L.P., and LL Funds, LLC.

10.2*	Fourth Amended and Restated Mezzanine Loan and Security Agreement, dated as of May 6, 2025, by and among OP SPE Borrower Parent, LLC, OP SPE PHX1, LLC, OP SPE TPA1, LLC and LL Private Lending Fund II, L.P.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

*	Certain exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Offerpad Solutions Inc.

Date: May 12, 2025	By:	/s/ Peter Knag
Peter Knag Chief Financial Officer